United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2020

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive
Suite 600
Saint Louis, Missouri 63141
(Address of principal executive offices)
(314) 529-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PRFT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 20, 2020, Perficient, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders. The holders of 29,336,519 shares of Common Stock, or 88% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, which represented a quorum. At the meeting, the stockholders voted on the following three proposals and cast their votes as follows to approve such proposals:

Proposal 1: To elect the following six nominees to the Company’s Board of Directors (the “Board”), each to serve on the Board until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Jeffrey S. Davis	25,565,734	1,881,211	56,258	1,833,316
Ralph C. Derrickson	19,629,633	7,854,800	18,770	1,833,316
James R. Kackley	20,818,547	6,678,271	6,385	1,833,316
David S. Lundeen	25,473,385	2,023,433	6,385	1,833,316
Brian L. Matthews	11,313,442	16,021,489	168,272	1,833,316
Gary M. Wimberly	27,291,116	193,217	18,870	1,833,316

Proposal 2: To approve the advisory resolution relating to the 2019 executive compensation:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
24,010,348	3,409,302	83,553	1,833,316

Proposal 3: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

Votes Cast For	Votes Cast Against	Abstentions
28,792,169	410,327	134,023

As noted above, Mr. Matthews did not receive the affirmative vote of a majority of the votes cast for election to the Board. This vote result is believed to be due in large part to a recommendation of a proxy advisory firm to vote against Mr. Matthews as Chairman of the Company’s Nominating & Governance Committee, a position that he has held since February 2020. As required by the Company’s Corporate Governance Guidelines, as a result of the voting results, Mr. Matthews tendered his resignation to the Board. After consideration, the Board, consistent with the recommendation of the Company’s Nominating & Governance Committee, with Mr. Matthews recusing himself in each case, did not accept Mr. Matthews’ resignation. The Board’s decision was based, in part, on the Board’s determination that Mr. Matthews’ continued service on the Board was in the best interests of the Company and its stockholders including as a result of his qualifications to serve on the Board and his contributions to the Board to date along with the Board’s belief that the vote was not the result of the personal failings of Mr. Matthews.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date:	May 22, 2020	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer